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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the captions "Experts" and "Selected Consolidated Financial Data" and to the incorporation by reference in the Registration Statement (Form S-3) and in the related Prospectus filed pursuant to Rule 462(b) of Medicis Pharmaceutical Corporation for the registration of 575,000 shares of its Class A common stock of our report dated August 1, 1997, with respect to the consolidated financial statements of Medicis Pharmaceutical Corporation included in its Annual Report (Form 10-K) for the year ended June 30, 1997.

                                          /s/  ERNST & YOUNG LLP

Phoenix, Arizona
February 4, 1998